EXHIBIT 99.1

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              HITSGALORE.COM, INC.

         Article III of the articles of incorporation of HitsGalore.com, Inc. was amended by the corporation's board of directors on September 11, 2000. The corporation is filing these articles of amendment to the articles of incorporation pursuant to F.S. 607.1006.

                  1. The name of the corporation is HitsGalore.com, Inc.

                  2. Article III of the articles of incorporation of HitsGalore.com, Inc. is hereby amended to increase the aggregate number of shares the corporation is authorized to issue from 65,000,000 to 265,000,000, divided into:

                           15,000,000 Preferred Shares
                                       and
                            250,000,000 Common Shares

All of the rest and remainder of Article III as well as all the remaining Articles of the Corporation shall remain in full force and effect.

                  3. The foregoing amendment to articles of incorporation was duly adopted by written consent of all the directors of the Corporation and by a majority of the shareholders entitled to vote. The number of votes cast for the amendment by shareholders was sufficient for approval.

         In witness whereof, the undersigned have executed this article of amendment on September 11, 2000.



September 11, 2000                          /s/ Dorian Reed
                                            ---------------------------------
                                                Dorian Reed, Director

September 11, 2000                          /s/ Robert A. Thompson
                                            ---------------------------------
                                                Robert A. Thompson, Director

September 11, 2000                          /s/ Melvyn L. Price
                                            ---------------------------------
                                                Melvyn L. Price, Director

September 11, 2000                          /s/ Phillip Lloyd Kaich
                                            ---------------------------------
                                                Phillip Lloyd Kaich, Director

September 11, 2000                          /s/ Daniel Melvin Grant
                                            ---------------------------------
                                                Daniel Melvin Grant, Director




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September 11, 2000                          /s/ Dorian Reed
                                            ---------------------------------
                                                Dorian Reed, Shareholder

September 11, 2000                          /s/ Audrey M. Reed
                                            ---------------------------------
                                                Audrey M. Reed, Shareholder



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